UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

MOUNTAIN NATIONAL BANCSHARES, INC.
 (Exact name of registrant as specified in its charter)

Tennessee	0-49912	75-3036312
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 East Main Street, Sevierville, Tennessee	37862
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 428-7990

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 14, 2010, Mountain National Bancshares, Inc. (the “Company”) exercised its rights to defer regularly scheduled interest payments on all of its issues of junior subordinated debentures having an outstanding principal amount of $13 million, relating to outstanding trust preferred securities. Under the terms of the trust documents associated with these debentures, the Company may defer payments of interest for up to five years without default. The regular scheduled interest payments will continue to be accrued for payment in the future and reported as an expense for financial statement purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAIN NATIONAL BANCSHARES, INC.

By:	/s/ Dwight B. Grizzell

Name:	Dwight B. Grizzell
Title:	President and Chief Executive Officer

Date: December 14, 2010